Exhibit 11.0

                                  MEDQUIST INC.
                         EARNINGS PER SHARE COMPUTATION

                           UNAUDITED SUPPLEMENTAL DATA
                                 (IN THOUSANDS)

                                                     Twelve Months Ended
                                                      December 31, 1996
                                                      -----------------

Weighted average shares outstanding                         5,604

Common stock equivalents                                      872

Shares repurchased                                           (474)
                                                            -----
Weighted average shares adjusted                            6,002
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